Exhibit 4.11


                                VOTING AGREEMENT

           VOTING AGREEMENT dated as of July 19, 2001, by and among the undersigned holders (each, a "SHAREHOLDER") of shares of common stock of Viasystems Group, Inc. (the "COMPANY COMMON STOCK") for the benefit of Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., HMTF Equity Fund IV (1999), L.P., HMTF Private Equity Fund IV (1999), L.P., Hicks, Muse PG-IV (1999), C.V., HM 4-SBS (1999) Coinvestors, L.P., and HM 4-EQ (1999) Coinvestors, L.P. (collectively, the "HMTF BUYERS") as follows:

           WHEREAS, the HMTF Buyers propose to purchase from Viasystems Group, Inc. and Viasystems, Inc., and Viasystems Group, Inc. and Viasystems, Inc. desire to issue and sell to the HMTF Buyers, $100 million in accreted value of 14% Senior Notes due 2007 of Viasystems, Inc. and Warrants for the purchase of 10,000,000 shares of common stock of Viasystems Group, Inc. (the "WARRANTS"), all in accordance with the terms of that certain Subscription Agreement of even date herewith (the "SUBSCRIPTION AGREEMENT");

           WHEREAS, in accordance with Rule 312 of the New York Stock Exchange, the Warrants will provide that such Warrants will not be exercisable until such time as the shareholder approval requirements of NYSE Rule 312 are satisfied;

           WHEREAS, the Subscription Agreement will provide that Viasystems Group, Inc. will promptly call a special meeting of its stockholders for the purpose of securing the stockholder approval required by NYSE Rule 312 and will use its reasonable best efforts to solicit votes in favor of that approval; and

           WHEREAS, as a material inducement to the execution and delivery of the Subscription Agreement by the HMTF Buyers, the Shareholders wish to evidence their obligation to vote all shares of Company Common Stock that the Shareholders own or are otherwise entitled to vote to approve the issuance of the Warrants and the further issuance of the Company Common Stock issuable upon exercise thereof pursuant to NYSE Rule 312.

           NOW, THEREFORE, the Shareholders agree as follows:

           1. Each Shareholder hereby agrees to vote the shares of Company Common Stock set forth opposite its name in SCHEDULE A hereto (the "SCHEDULE A SECURITIES") to approve the issuance of the Warrants and the further issuance of Company Common Stock issuable upon exercise of the Warrants in accordance with NYSE Rule 312 and any actions directly and reasonably related thereto at any meeting or meetings of the shareholders of the Company, and at any adjournment thereof or pursuant to action by written consent, at or by which such matters are submitted for the consideration and vote of the shareholders of the Company.


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           2. Each Shareholder hereby agrees that such Shareholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Schedule A Securities in any manner inconsistent with the obligations of such Shareholder under this Agreement or take any other action that is inconsistent with the obligations of such Shareholder under this Voting Agreement, including any action that would prevent, or materially delay, the receipt of the approvals contemplated by the Subscription Agreement.

           3. Each Shareholder hereby irrevocably appoints the HMTF Buyers, or any of them, as proxy for and on behalf of such Shareholder to vote (including, without limitation, the taking of action by written consent) such Shareholder's Schedule A Securities, for and in the name, place and stead of such Shareholder for the matters and in the manner contemplated in Section 1 hereof.

           4. Each Shareholder hereby represents and warrants to the HMTF Buyers that as of the date hereof:

           (a) Such Shareholder (i) owns beneficially all of the shares of Company Common Stock set forth opposite the Shareholder's name in SCHEDULE A hereto, (ii) has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Voting Agreement without the consent or approval of any other person, and (iii) has not entered into any voting agreement or other similar agreement with or granted any person any proxy (revocable or irrevocable) in respect of such shares (other than this Voting Agreement and that certain Amended and Restated Stockholders Agreement dated as of June 6, 1997); and

           (b) This Voting Agreement is the valid and binding agreement of such Shareholder.

           5. If any provision of this Voting Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Voting Agreement.

           6. This Voting Agreement may be executed in two or more counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

           7. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Voting Agreement, then the party seeking to enforce this Voting Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its obligations under this Voting Agreement.

           8. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


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           9. Each Shareholder will, upon request, execute and deliver any additional documents deemed by the HMTF Buyers to be necessary or desirable to complete and effectuate the covenants contained herein.

           10. No Shareholder shall sell, assign, transfer, or otherwise dispose of, or enter into any contract, option or other arrangement or understanding in respect of the direct or indirect sale, assignment, transfer, or other disposition of, any Schedule A Securities at any time prior to the grant of the approval contemplated by Section 1 hereof unless any such transferee enters into a binding agreement to vote such shares and otherwise act in respect thereof in accordance with the obligations imposed on the Shareholder hereunder.



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           IN WITNESS WHEREOF, the parties hereto have executed this Voting
Agreement as of the date first set forth above.


                                  SHAREHOLDERS:


                                  /s/ James N. Mills
                                  --------------------------------------------
                                  Name: James N. Mills



                                  JNM Family Partnership

                                  By: /s/ James N. Mills
                                  --------------------------------------------
                                  Name: James N. Mills




                                  James N. Mills Revocable Living Trust


                                  By: /s/ James N. Mills
                                  --------------------------------------------
                                  Name: James N. Mills



                                  /s/ Timothy L. Conlon
                                  --------------------------------------------
                                  Name: Timothy L. Conlon




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
                                   Schedule A



-------------------------------------- -----------------------------------------
         Individual/Entity              Number of Shares of Company Common Stock
-------------------------------------- -----------------------------------------
James N. Mills                                          93,433
-------------------------------------- -----------------------------------------
JNM Family Partnership                                 3,154,906
-------------------------------------- -----------------------------------------
James N. Mills Revocable Living Trust                   10,000
-------------------------------------- -----------------------------------------
Timothly L. Conlon                                      904,106
-------------------------------------- -----------------------------------------














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